Exhibit 99.1

FOR IMMEDIATE RELEASE

Limbach Holdings Closes Public Offering of Common Stock

PITTSBURGH, PA – February 12, 2021 – Limbach Holdings, Inc. (Nasdaq: LMB) (“Limbach” or the “Company”), a provider of building infrastructure services, with an expertise in the design, installation and maintenance of HVAC and mechanical, electrical, and plumbing systems for a diversified group of commercial and institutional building owners, has closed its previously announced underwritten public offering of common stock, effective February 12, 2021.

Limbach sold a total of 1,783,500 shares of its common stock in the offering. Net proceeds to Limbach from the offering were approximately $20 million, after deducting underwriting discounts and commissions.

Lake Street Capital Markets acted as the sole book-runner for the offering. Littlebanc Advisors, LLC, through Wilmington Capital Securities, LLC, and Roth Capital Partners also acted as financial advisors to the Company during the transaction.

Limbach Chief Executive Officer Charlie Bacon commented, “We expect the funds raised through this offering to support several key initiatives in 2021, including investments to accelerate our owner-direct and digital transformation, and to provide available growth capital. Through the first nine months of 2020, we made solid progress repositioning our balance sheet to support the company’s current capital needs. The funds raised in this offering add to our ability to undertake a number of initiatives to drive future growth and profitability. We’re excited to capitalize on Limbach’s continuing momentum to take advantage of the many opportunities in the marketplace, and to further cement our position as a leading provider of technical solutions for the building environment.”

The securities described above were offered by Limbach pursuant to a shelf registration statement on Form S-3 (File No. 333-232406) that was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 6, 2019. A registration statement on Form S-3MEF (File No. 333-252929) also relating to the public offering of the shares of common stock described above was filed with the SEC on February 10, 2021, pursuant to Rule 462(b), and was effective upon filing. A final prospectus supplement relating to the offering also has been filed with the SEC. Copies of the final prospectus supplement and accompanying base prospectus relating to this offering may be obtained by visiting the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from Lake Street Capital Markets, LLC, Attention: Syndicate Department, 920 Second Avenue South, Suite 700, Minneapolis, Minnesota 55402, or by calling (612) 326-1305, or by emailing prospectus@lakestreetcm.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy securities nor shall there be any offer or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Limbach

Limbach provides building infrastructure services, with an expertise in the design, installation and maintenance of HVAC and mechanical, electrical, and plumbing systems for a diversified group of commercial and institutional building owners. Limbach employs more than 1,700 employees in 22 offices throughout the United States. The Company’s full life-cycle capabilities, from concept design and engineering through system commissioning and recurring 24/7 service and maintenance, position Limbach as a value-added and essential partner for building owners, construction managers, general contractors and energy service companies.

Forward-Looking Statements

We make forward-looking statements in this press release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, the execution of the Company’s long-term strategic roadmap and the expected uses of the proceeds from the offering. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that we consider immaterial or which are unknown. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Please refer to our most recent annual report on Form 10-K, as well as our subsequent filings on Form 10-Q and Form 8-K, which are available on the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any forward-looking statements in this press release.

Investor Relations:

The Equity Group, Inc. Jeremy Hellman, CFA Vice President (212) 836-9626 / jhellman@equityny.com	or	Limbach Holdings, Inc. S. Matthew Katz Executive Vice President (212) 201-7006 / matt.katz@limbachinc.com